Exhibit 3


                            PRUDENTIAL BUSINESS CAMPUS

                              MAPLE PLAZA I AND II

                              MANAGEMENT AGREEMENT

                                    BETWEEN

                             PRUDENTIAL REALTY - PRT

                                  AS OWNER

                                     AND

                       PREMISYS REAL ESTATE SERVICES, INC.






























     TABLE OF CONTENTS



     Article I - Properties

          Section 1.1 - List of Properties
                  1.2 - Withdrawal of a Particular Property
                  1.3 - Termination on Sale

     Article 2 - Commencement Date

     Article 3 - Manager's Responsibilities

          Section 3.1 - Management
                  3.2 - Employees:  Independent Contractor
                  3.3 - Schedule of Employees
                  3.4 - Compliance with Laws, Mortgages, etc.
                  3.5 - Approved Budgets
                  3.6 - Collection of Rents and Other Income
                  3.7 - Competitive Bidding
                  3.8 - Repairs
                  3.9 - Capital Improvements
                  3.10- Service Contracts
                  3.11- Non-Owned Properties
                  3.12- Taxes, Mortgages

     Article 4 - Insurance

          Section 4.1 - Liability Insurance
                 4.2 - Property Insurance
                 4.3 - Additional Insurance

     Article 5 - Financial Reporting and Recordkeeping

          Section 5.1 - Books of Accounts
                  5.2 - Account Classification
                  5.3 - Financial Reports
                  5.4 - Supporting Documentation
                  5.5 - Accounting Principals
                  5.6 - Tax Form Preparation

     Article 6 - Owner's Right to Audit


     Article 7 - Bank Accounts

          Section 7.1 - Depository Account
                  7.2 - Concentration Account/
                        Short Term Investments
                  7.3 - Disbursement Account
                  7.4 - Transfer of Funds
                  7.5 - Security Deposit Account
                  7.6 - Change of Banks
                  7.7 - Access to Account

     Article 8 - Payments of Expenses

          Section 8.1 - Manager's Cost to be Reimbursed
                  8.2 - Costs Eligible for Payment
                        from Disbursement Account

     Article 9 - Managers Cost Not to be Reimbursed

     Article 10 - Deleted

     Article 11 - Cooperation

     Article 12 - Compensation

     Article 13 - Termination

          Section 13.1 - Termination on 30-day Notice
                  13.2 - Immediate Termination with Notice
                  13.3 - Authority to Execute Termination Notices
                  13.4 - Termination Without Notice
                  13.5 - Final Accounting

     Article 14 - Subsidiaries and Affiliates

     Article 15 - Notices

     Article 16 - Non-Assignability, Etc.

          Section 16.1 - No Assignment
                  16.2 - Consents and Approvals
                  16.3 - Pronouns
                  16.4 - Amendments
                  16.5 - Headings
                  16.6 - Representations
                  16.7 - Indemnification by Manager
                  16.8 - Complete Agreement
                  16.9 - Shareholder Responsibility

     Schedules

     A - Property Identification and Compensation

     C - Monthly Report Forms

     D - Reimbursable Employees

     E - Subsidiaries and Affiliates































                       MANAGEMENT  AGREEMENT



This AGREEMENT, dated this 31st day of December, 1990, by and between Prudential Realty-PRT, hereinafter called "Owner" and Premisys Real Estate Services, Inc., Property Manager, hereinafter called "Manager" witnesseth that:

WHEREAS, the Owner owns a controlling interest in the entities which own certain properties described in Schedule A hereto affixed and made a part hereof, and desires to engage the Manager to manage and operate the same.

NOW, THEREFORE, in consideration of the Premises the parties agree as follows:

ARTICLE 1.   PROPERTIES

          1.1 List of Properties. Listed, described and identified on Schedule A are the real properties to come under the terms of the Agreement. As used in this Agreement, Schedule A shall also mean the amended or revised list of all properties which may from time to time be under the management of the Manager. Each property listed in Schedule A, which may be amended from time to time, is hereinafter referred to as a "Property" and more than on Property is referred to as "Properties." No parcel of real property shall be subject to the terms of this Agreement unless listed under Schedule A. Schedule A indicates the nature of the rights of Owner with respect to each Property, whether as Owner or otherwise, and also sets forth the compensation payable (as provided in Section 12.1) to the Manager with respect to each specific Property. Schedule A may be amended at any time during the continuance of this Agreement with the mutual consent of Owner and Manager by Owner's furnishing the Manager with a current List of the Property(ies). This list shall contain the same information as to each Property as in the case of other Properties previously listed under Schedule A.

          1.2 Withdrawal of a Particular Property. If Schedule A lists more than one Property, the Owner may at any time withdraw any Property listed on Schedule A by giving to the Manager at least thirty
(30) days notice in writing. Such withdrawal shall not affect or impair any right which has accrued to either party prior to the date when such withdrawal becomes effective. However, termination of this entire Agreement, as provided in Article 13, shall be distinguished from the withdrawal of individual Properties.

          1.3 Termination on Sale. In addition to Owner's rights to withdraw individual Properties upon notice, this Agreement shall terminate automatically and immediately as to any specific Property upon sale thereof by Owner or upon termination of the Owner's right to collect the rents therefrom.

ARTICLE 2.   COMMENCEMENT DATE

          2.1 The Managers duties and responsibilities under this Agreement shall begin the 20th day of August, 1990, and shall continue until termination as provided in sections 1.2, 1.3 or ARTICLE 13.

ARTICLE 3.   MANAGER'S RESPONSIBILITIES

          3.1 Management. The Manager shall manage, operate and maintain the Properties listed on Schedule A (and any amendments to Schedule A) in an efficient and satisfactory manner. Manager shall act in a fiduciary capacity with respect o the proper protection of and accounting for Owner's assets. In this capacity, manager shall deal at arms length with all third parties and Manager shall serve Owner's interests at all times.

          3.2 Employees; Independent Contractor. The Manager shall have in its employ at all times a sufficient number of capable employees to enable it to properly, adequately, safely and economically manage, operate, maintain, and account for each Property. All matters pertaining to the employment, supervision, compensation, promotion and discharge of such employees are the responsibility of the Manager, which is in all respects the employer of such employees. Manager will negotiate with any union lawfully entitled to represent such employees and may execute in its own name, and not as agent for Owner, collective bargaining agreements or labor contracts resulting therefrom. Manager shall fully comply with all applicable laws and regulations having to do with worker's compensation, social security, unemployment insurance, hours of labor, wages, working conditions, and other employer-employee related subject. Manager represents that it is and will continue to be an equal opportunity employer and must advertise as such. This Agreement is not one of agency by the Manager for Owner but one with the Manager engaged independently in the business of managing properties on its own behalf as an independent contractor. All employment arrangements are therefore solely its concern and Owner shall have no liability with respect thereto.

          3.3 Schedule of Employees. Manager shall provide a schedule of employees (in the format of Schedule D attached) to be employed "on-site" in the direct management of each Property subject to this Agreement. This schedule shall include the number of employees and their title and salary range and shall also indicate which employees are bonded or are covered under the Manager's comprehensive crime insurance policy. Manager shall identify in the same manner those additional employees whose salaries may from time to time be charged pro rata to each Property or Properties for direct services rendered to each Property or Properties. Employees whose salaries are eligible to be charged pro rata include, but are not limited to, engineers or others to be agreed upon. Employees whose salaries may not be charged pro rata include, but are not limited to, general management personnel, accountants and auditors. Schedule D may be amended from time to time by mutual agreement.

          3.4 Compliance with Laws, Mortgages, etc. Manager shall be responsible for full compliance with federal, state and municipal laws, ordinances, regulations and orders relative to the leasing, use, operation, repair and maintenance of each property and with the rules, regulations or orders of the local Board of Fire Underwriters or other similar body. Manager shall promptly remedy any violation of any such law, ordinance, rule, regulation or order which comes to its attention.

          Expenses incurred in remedying violations may be paid from the Disbursement Account provided such expenses do not exceed $2,500 in any one instance. When more than such amount is required or if the violation is one for which the Property title holder might be subject to penalty, Manager shall notify Owner by the end of the next business day to the end that prompt arrangements may be made to remedy the violation.

          Manager shall be responsible for full compliance with all terms and conditions contained in any ground lease, space lease, mortgage, deed or trust or other security instrument affecting each Property, provided, however, Manager shall not be required to make any payment or incur any liability on account thereof.

          3.5 Approved Budgets. Manager shall prepare and submit to Owner a proposed Operating Budget and a proposed Capital Budget for the promotion, operation, repair and maintenance of each Property for the forthcoming calendar year. Each proposed budget shall be delivered to Owner no later than October 1 of each calendar year or, with respect to a newly added property to Schedule A, no later than 90 days after the addition of a Property to Schedule A.

          The Owner will consider the proposed budgets and then will consult with the Manager in the ensuing period prior to the commencement of the forthcoming calendar year in order to agree on an "Approved Operating Budget" and an A "Approved Capital Budget."

          Manager agrees to use diligence and to employ all reasonable efforts to ensure that the actual costs of maintaining and operating each Property shall not exceed either Approved Budget pertaining thereto either in total or in any one accounting category. All expenses must be charged to the proper account as specified in the approved Chart of Accounts and no expense may be classified or reclassified for the purpose of avoiding an excess in the annual budgeted amount of an accounting category.

          Manager shall secure Owner's prior written approval for any expenditure that will result in any excess of the greater of $3,000 or 5% of the annual budgeted amount in any one accounting category of the Approved Operating Budget.

          During the calendar year the Manager shall inform Owner of any major increases in costs and expenses that were not foreseen during the budget preparation period and thus were not reflected in either Approved Budget. Manager will provide Owner with monthly variance reports and quarterly budget reforecasts.

          3.6 Collection of Rents and Other Income. The Manager shall use diligent efforts to collect all rents (including escalation billings resulting from tenant participation in increases in expenses, taxes and common area maintenance charges) and other charges which may become due at any time from any tenant or from others for services provided in connection with or for the use of any Property or any portion thereof. Manager shall collect and identify any income due the Owner from miscellaneous services provided to tenants or the public including, but no limited to, parking income, tenant storage, and coin operated machines of all types (e.g., vending machines, pay telephone, etc.). All monies so collected shall be deposited in the Depository Account. Manager may not, without the proper written approval of Owner, terminate any lease, lock out a tenant, institute suite for rent or for use and occupancy, or proceedings for recover of possession. In connection with any collection efforts only legal counsel or a collection firm designated by Owner shall be retained. All legal expenses incurred in bringing such approved suit or proceeding shall be submitted to Owner for its approval. Manager shall not write off any income items without prior approval of Owner.

          3.7 Competitive Bidding. All contracts for repairs, capital improvements, goods and services exceeding $2,500 shall be awarded on the basis of competitive bidding, solicited in the following manner:

          (a) A minimum of 2 written bids shall be obtained for each purchase up to $10,000. Purchases over $10,000 will require a minimum of three bids.

          (b) Each bid will be solicited in a form prescribed by Owner so that uniformity will exist in the bid quotes.

          (c) Manager may accept low bid without prior approval from Owner, if the expenditure is for a budget approval item and will not result in an excess of the annual budgeted accounting category of the applicable Approved Operating or Capital Budget. Prior approval of a bid may be required by Owner.

          (d) If Manager advises acceptance of other than the lowest bidder, Manager shall adequately support, in writing its recommendations to Owner.

          (e) Owner shall be free to accept or reject any and all bids.

          (f) Manager may request Owner to waive competitive bidding rules.

          Owner may pay for such expenses from its own resources or may authorize payment by Manager out of the Operating
          Account.

          3.8 Repairs. The Manager shall attend to the making and supervision of all ordinary and extraordinary repairs, decorations and alterations subject to the limits of the approved Operating Budget. Excluded from this provision are expenditures to refurbish, rehabilitate, remodel, or otherwise prepare areas covered by new leases. Any lease requiring the expenditure of funds to refurbish, rehabilitate, remodel or otherwise prepare the leased premises must be submitted with the estimated cost for such work to owner for written approval prior to commencement of any such work.

          In cases of emergency Manager may make expenditures for repairs which exceed the limits in Section 3.7 without prior written approval if it is necessary to prevent damage or injury. Owner must be informed of any such expenditures before the end of the next business day.

          3.9 Capital Improvements. The Approved Capital Budget constitutes an authorization for Manage to expend money for projects up to $50,000. With respect to the purchase and installation of major items (cost in excess of $50,000) of new or replacement equipment, the Manager shall recommend that Owner purchase these items when Manager believes such purchase to be necessary or desirable. Owner may arrange to purchase and install the same itself or may authorize Manager to do so subject to prescribed supervision and specification requirements and conditions.

          The competitive bid rules outlined in 3.7 will be observed.

          3.10 Service Contracts. Manager shall not enter into any contract for cleaning, maintaining, repairing or servicing any Property or any of the constituent parts of any Property that requires annual payments in excess of $50,000 without the prior written consent of Owner. As a condition to obtaining such consent, Manager shall supply Owner with a copy of the proposed contract and shall state to Owner the relationship, if any, between Manager (or the person or persons in control of Manager) and the party proposed to supply such goods or services, or both.

          All service contracts shall:   (a) be in the name of
Manager, (b) be assignable, at Owner's option, to Owner or Owner's nominee, (c) include a provision for cancellation thereof by Owner or Manager upon not more than 30 days written notice and (d) shall require that all contractors provide evidence of sufficient insurance. Unless Owner specifically waives such requirements, either by memorandum or as an amendment to the procedure as specified in section
3.7. If a Property is withdrawn pursuant to specified to Section 1.2 or if this Agreement is terminated pursuant to Article 13, Manager shall, at Owner's option, assign to Owner's nominee all services agreements pertaining to the Property or Properties.

          3.11   Non-Owner Properties.   If Owner does not have title
to the Property, then notwithstanding the provisions of this Agreement including the provisions relative to the making of repairs of maintenance of the Properties, the Manager shall not incur any expenses in any month in excess of the income for the individual Property during that month. In any case in which their is doubt, the Manager shall inform Owner of the situation so that Owner may have the opportunity of determining what action should be taken under the circumstances.

          3.12 Taxes, Mortgages. The Manager shall, if so requested, obtain and verify bills for real estate and personal property taxes, improvement assessments and other like charges which are or may become liens against each Property and recommend appeal as in its best judgement it may decide. Manager shall pay such bills receipted bills from the Disbursement Account and shall furnish Owner with receipted bills therefor. Manager shall take advantage of any discounts in paying such bills. At the direction of the Owner, Manager shall make any payments on account of any ground lease, mortgage, deed of trust or other security instrument, if any, affecting any Property.

          3.13 - 3.15  Intentionally Deleted

ARTICLE 4.   INSURANCE

          4.1 Insurance. Owner, at its expense, will obtain and keep in force adequate insurance against physical damage (e.g., Fire with extended coverage endorsement, boiler and machinery, etc.) and against liability for loss, damage or injury to property or persons which might arise out of the occupancy, management, operation or maintenance of any of the Properties covered by this Agreement. Manager and its officers and employees will be covered as additional insured in all liability insurance maintained with respect to each Property. Neither Owner nor Owner's insurance company shall be liable for liability arising from the gross negligence, malice or willful misconduct of Manager, its officers and employees. To the extent the Owner self-insures, and subject to the exclusions in the preceding sentence, Owner shall indemnify and save Manager, its officers and employees harmless from any liability with respect to each Property whether such lability is caused or contributed to by the negligence of the indemnitee, which liability arises out of the occupancy, management, operation or maintenance of any of the Properties. As a prerequisite to indemnification, and in any event, Manager shall:

     (a) notifies Owner and the insurance carrier within twenty-four (24 hours) after Manager receives notice of any such loss, damage or injury;

     (b) takes no action (such as admission of liability) which might bar Owner from obtaining any protection afforded by any policy Owner may hold or which might prejudice Owner in its defense to a claim based on such loss, damage or injury; and

     (c) agrees that Owner shall have the exclusive right, at its option, to conduct the defense to any claim, demand or suit within limits prescribed by the policy or policies of insurance.

          Nothing herein shall be construed as indemnifying the Manager or his employees, contractors or agents against any act or omission for which insurance protection is not available, neither is the foregoing intended to affect the general requirement of this Agreement that each Property shall be managed, operated and maintained in a safe condition and in a proper and careful manner. The Manager shall furnish whatever information is requested by Owner for the purpose of establishing the placement of insurance coverages and shall aid and cooperate in every reasonable way with respect to such insurance and any loss thereunder. Owner shall include in its hazard policy covering each Property, personal property, fixtures and equipment located thereon, and Manager shall include in any fire policies for its furniture, furnishings or fixtures situated at each Property, appropriate clauses pursuant to which the respective insurance carriers shall waive all rights of subrogation with respect to losses payable under such policies.

          4.2 Additional Insurance. Manager must obtain and keep in force the following insurance coverage:

          (a)  Worker's Compensation - statutory amount.

          (b) Comprehensive General Liability coverage (to protect Manager from their negligent acts not covered by Owner).

          (c) Employers' Liability in an amount not less than $500,000.

          (d) Automobile Liability in an amount not less than $1,000,000.

          (e) Blanket Crime Insurance in an amount not less than $1,000,000.

          (f) Umbrella/Excess insurance to be written as Employers' Liability, Comprehensive General Liability, and Auto Liability underlying limits with a minimum limit of $10,000,000 each occurrence and aggregate.

Manager must obtain Owners' permission to waive any of the above requirements. Certificates shall have attached thereto an endorsement the Owner will be given at least 10 days prior to written notice of cancellation of or any material change in policy. Owner will not reimburse Manager for Manager's cost of such insurance, or for any and all coverage that Manager obtains for its own account.

Manager shall indemnify, defend, and hold Owner and its officers and employees harmless from any and all claims asserted against Owner, its officers, and employees arising out of the Manager's breach of the duties and obligations required by the contract between the two parties.

The Managers' Worker's Compensation, Employer's Liability, and Auto Insurance policies should waive all rights of subrogation against Owner.

          4.3 Subcontractor's Insurance. Manager shall require that all subcontractors brought onto the Property(ies) have insurance coverage at the subcontractor's expense, in the following minimum amounts:

          (a)  Workers Compensation - Statutory Amount

          (b)  Employer's Liability $1,000,000 minimum;

          (c)  Comprehensive General Liability
               (i)  $100,000 Bodily Injury Per Person
                    $500,000 Per Occurrence
                    $100,000 Property Damage

OR

               (ii) $500,000 Combined Single Limit

          Manager must obtain the Owner's permission to waive any of the above requirements. Higher amounts may be required if the work to be performed is sufficiently hazardous. Manager shall obtain and keep on file a certificate of insurance which shows that each subcontractor is so insured.

ARTICLE 5.   FINANCIAL REPORTING AND RECORDKEEPING

          5.1 Books of Accounts. Manager, in the conduct of its responsibilities to Owner, shall maintain adequate and separate books and records for each Property, the entries to which shall be supported by sufficient documentation to ascertain that said entries are properly and accurately recorded to each Property. Such books and records shall be maintained by Manager at Manager's address stated in
Article 15 or at such other location as may be mutually agreed upon in
writing.   Manager shall ensure such control over accounting and
financial transactions as is reasonably required to protect Owner's assets from theft, error or fraudulent activity on the part of Manager's employees or other agents. Losses arising from such instances are to be borne by Manager and shall include but not be limited to:

          (a)  Theft of assets by Manager's employees or other agents,

          (b) Penalties, interests, or loss of vendor discounts due to delay in payment of invoices, bills or other like charges,

          (c) Overpayment of duplicate payment of invoices arising from either fraud or error,

          (d) Overpayment of labor costs arising from either fraud or error,

          (e) A sum equal to the value of any form of payment from purveyors to Manager's employees or associates arising from the purchase of goods or services for Owner's
               Property, and

          (f) Unauthorized use of facilities by manager's employees or associates.

          5.2 Account Classification. Manager shall adopt Owner's Chart of Accounts.

          5.3 Financial Reports. Manager shall furnish reports on a calendar month basis, showing all collections, delinquencies, uncollectible items, vacancies, and other matters pertaining to the management, operation, and maintenance of each Property during the month. The cash cutoff for the properties will be the 15th day of each month with accurate accruals provided for the balance of the month. The reports shall include the items listed on Schedule C attached and a comparison of monthly and year-to date actual income and expense with the approved operating Budget for each Property. All reports shall be delivered to Owner no later than Manager's Premis lockout date. A list of such dates shall be provided to Manager at the beginning of each year. In addition, the Manager shall prepare forms prescribed by the Owner to facilitate the input of such financial information into the Owner's accounting system

          5.4 Supporting Documentation. As additional support to the monthly financial statement, Manager shall provide copies the following:

          (a) All bank statements, bank deposit slips and bank reconciliations,

          (b)  Detailed cash receipts and disbursements records,

          (c)  Detailed trial balance (if available),

          (d) General ledger listing (Periodically, Owner may request copies of all invoices paid during a specified period),

          (e) All invoices for capital expenditures and non-recurring items,

          (f)  Summaries of adjusting journal entries, and

          (g) Supporting documentation for payroll, payroll taxes and employee benefits.

          5.5 Accounting Principals. All financial statements and reports required by Owner will be prepared in accordance with generally accepted accounting principles.

          5.6 Tax Form Preparation. Contract Manger shall prepare and distribute to all required persons IRS from 1099, copies of which shall be sent to Owner.

ARTICLE 6.  OWNER'S RIGHT TO AUDIT

          6.1 Owner reserves the right for Owner's employees, or others appointed by Owner, to conduct examination, without notification, of the books and records maintained for Owner by Manager no matter where books and records are located. Owner also reserves the right to perform any and all additional audit tests relating to Manager's activities either at the Property or at any office of the Manager; provided such audit tests are related to those activities performed by Manager for Owner.

          Should Owners employees or appointees discover either weaknesses in internal control or errors in recordkeeping, Manager shall correct such discrepancies either upen discovery or within a reasonable period of time. Manager shall within 30 days inform Owner in writing, of the action taken to correct such audit discrepancies.

          Any and all such audits conducted either by Owner's employees or appointees will be at the sole expense of Owner.

ARTICLE 7.   BANK ACCOUNTS

          7.1 Depository Account. The Manager shall deposit all rents, security deposits, and other funds collected from the operation of each Property, including any and all advance rents, in a bank approved by Owner in a special account or accounts (the "Depository Account") in the name of:

     PREMISYS Real Estate Services, Inc. as Managing Agent for

     Maple Plaza I, Rep Account

     PREMISYS Real Estate Services, Inc. as Managing Agent for

     Maple Plaza II, Rep Account

     Prudential/Premisys Real Estate Services, Inc. as Managing Agent
for PBC Association      Inc., Rep Account

The bank shall be informed in writing that the funds are held in trust for the Owner. Separate and exclusive account shall be created with a name designated by Owner for all Properties within the Owner's given Property portfolios.

     7.2 Concentration Account/Short Term Investments. A Concentration Account shall be maintained by Manager. The bank shall be informed in writing that the funds are held in trust for the Over. When any Depository Account reaches the Trigger Balance as listed below for each account, Manager shall cease all funds in the account, except for the minimum balance as listed below for each account, to be wire transferred to the Concentration Account where the funds will be commingled with those of other properties which are managed by Manager. Manager will make short term investments with funds from the Concentration Account. Manager will keep complete and accurate records of each Property with its proportionate share of earnings from investments. Funds shall be invested in accordance with the guidelines of the Prudential Treasury Department.



Depository Account       Trigger Balance               Minimum Balance

Maple Plaza I             $ 15,000                           $  5,000
Maple Plaza II            $ 15,000                            $  5,000


     7.3 Disbursement Account. Disbursement Accounts for each of the Owner's portfolios will be created by the Owner. The Manager shall pay out of the appropriate account the operating expenses of respective Properties and any other payments relative to the Property as required by terms of the Agreement.

     7.4 Transfer of Funds. On the 15th of each month, Manager shall remit to Owner excess funds from the Concentration Account determined by the following calculation for each property:

     Cash Balance                  +$

     Accounts Payable as of
     15th of current month         -$           (1)

     Accrual for anticipated
     bills not received by 15th
     of current month but due
     before current month end
     (i.e., light bill)            -$           (2)

     Imprest Balance                            (3)

     Due to Owner                  $

The Imprest Balance for Maple Plaza I and II shall be $5,000.

The ending cash balance as of the 15th would be the sum of (1) + (2)
+ (3).

Checks for remittances should be delivered to Owner, independent of required financial reports, in the most expeditious manner as possible as directed by Owner.

Schedule for transfer of funds and balance permitted to remain in the Operating Account may be changed from time to time by written instructions from the Owner.

At the option of the Owner, final monthly remittance shall be net of Manager's fee. Check for the Manager's fee to be written no earlier than the 15th of the month.

Owner reserves the right to require transfers of funds to Owner be made by wire transfers of immediately available funds.

     7.5 Security Deposit Account. Security deposits will be deposited in the appropriate depository accounts as listed in 7.1 above. Where law requires that tenant security deposits be separately maintained, a separate account (or separate interest bearing account) will be opened by Manager at a bank approved by Owner. Such account shall be maintained in accordance with applicable laws.

Manager shall maintain detailed records of all security deposits deposited in each account, and such records will be open for inspection by Owner's employees or appointees. Manager shall obtain approval of Owner prior to the return of such deposits to any particular tenant.

     7.6 Change of Banks. Owner may direct the Manager to change a depository bank or the depository arrangements.

     7.7 Access to Account. Through the use of signature cards, authorized representatives of the Owner shall be permitted access to any and all funds in the bank accounts described in Sections 7.1, 7.2,
7.3 and 7.4. Manager's authority to draw against such accounts may be terminated at any time by Owner without notice to Manager.


                      ARTICLE 8.  PAYMENTS OF EXPENSES

     8.1  Manager's Costs to be Reimbursed.   After initial payment by
Manager, Manager may be reimbursed out of the Disbursement Account for costs of the gross salary and wages or pro rata share thereof, payroll taxes, insurance, worker's compensation and other benefits of Manager's employees required to properly, adequately, safely and economically manage, operate and maintain each Property subject to this Agreement, provided that such employees have been identified and enumerated on Schedule D of this Agreement.

     8.2  Costs Eligible for Payment from Disbursement Account.
Manager may pay the following expenses directly from the Disbursement Account subject to the conditions outlined in Article 3:

     (a) Costs to correct any violation of Federal, State and Municipal laws, ordinances, regulations and orders relative to the leasing, use, repair and maintenance of such Properties, or relative to the rules, regulations or orders of the local Board of Fire Underwriters or other similar body, provided such cost is not the result of Manager's negligence.

     (b) Actual and reasonable cost of making all repairs, decorations and alterations provided such cost is not the result of Manager's negligence.

     (c) Cost incurred by Manager in connection with all service agreements approved of by Owner.

     (d) Cost of collection of delinquent rentals collected through a collection agency which has been approved in writing in advance by Owner.

     (e) Legal fees of attorneys provided such attorneys have been approved of (or designated as provided in Article 3.6) by Owner in writing in advance of retention and the specific amount of such attorney's fee has been approved of by Owner in writing in advance of payment.

     (f)  Cost of capital expenditures subject to the restrictions in
          Article 3.9.

     (g) Cost of printed checks for each bank account required by Owner.

     (h) Cost of cash register, adding machines, personal computers and other equipment of such type and use located a Property and owned by the Owner.

     (i)  Leasing commissions payable to third parties.

     (j) cost of service contracts approved by Owner and cost of utilities.

     (k)  Cost of Owner approved advertising.

     (l) Cost of printed forms and supplies required for use at a Property.


               ARTICLE 9.  MANAGER'S COSTS NOT BE REIMBURSED


     9.1 Non-reimbursable Costs. The following expenses or costs incurred by or on behalf of Manager in connection with the Management and leasing of any particular Property shall be at the sole cost and expense of Manager and shall not be reimbursed by Owner.

     (a) Cost of gross salary and wages, payroll taxes, insurance, workmen's compensation, and other benefits of Manager's office personnel not identified in Schedule D.


                            ARTICLE 10.  DELETED


                          ARTICLE 11.  COOPERATION

          Cooperation. Should any claims, demands, suits or other legal proceedings be made or instituted by any person against Owner or title holder of the Property which arise out of any of the matters relating to this Agreement, the Manager shall give Owner all Pertinent information and reasonable assistance in the defense or other disposition thereof.


                         ARTICLE 12.  COMPENSATION

          Compensation.   Each month the Manager shall receive
          remuneration for its services in managing and leasing the respective Properties in accordance with the terms and tenor of this Agreement. Either or both of the following fees may be specified:

     (a) An Annual fee, independent of income, payable in equal monthly installments. The amount of such fee, if any is payable, will be shown in Schedule A.

     (b) A Management Fee based on income, amounting to a percentage of the rents actually collected and remitted during the month. Such percentage will be shown in Schedule A.

          Rent for the purpose of Management Fee computation will include all income except:

          (1) Security deposits unless and not until such deposits are applied as rental income upon termination of a lease.

          (2) Rents paid more than 30 days in advance of the due date until the month in which such payments are to apply as rental income.

          (3) Monies collected for capital items which are paid for by tenants.


     (c) Upon remission of each Property's net cash and financial statements as required by Section 5.3, Manager shall submit a calculation of its fee to Owner.


                          ARTICLE 13.  TERMINATION

     13.1 Termination on 30-day Notice. In addition to the provisions of Articles 1.2 and 1.3, either party may terminate this Agreement without cause by giving the other party at least thirty (30) days notice in writing.

     13.2 Immediate Termination With Notice. In addition to the provisions of Section 13.4, Owner may immediately terminate this Agreement by the service of a written notice to that effect on the Manager. In such cases, if Manager is entitled to a management fee pursuant to: (a) Section 12.1 (a), Owner shall pay Manager an amount equal to the next monthly installment of the management fee which would normally have accrued to it on the collection of rents during the ensuing thirty (30) days immediately following the termination date. The foregoing provisions for payment in lieu of actual management fee shall apply only in the case of immediate termination pursuant to this Section 13.2.


     13.3 Authority to Execute Termination Notices.   Notice of
termination for the purpose of either Article 13.1 or 13.2 must be signed by persons holding a rank or position in the Owner's company equal to or higher than that of the individuals who signed this Agreement on behalf of Owner.

     13.4 Termination Without Notice.   Dissolution or termination of
the corporate or partnership existence of the Manager by merger, consolidation or otherwise; or termination or suspension of Manager's real estate brokerage license, if such license is required as a condition to managing the Property; or death of the Manager, if an individual, or death of general partner or Manager, if partnership; or cessation on the Managers part to continue to do business; or failure of the Manager to properly deal with and account for trust funds; or bankruptcy, insolvency, or assignment for the benefit of the creditors of the Manager shall effect an immediate termination of the Agreement without notice. Action having for its purpose a reorganization or reconstitution of the Manager shall likewise effect an immediate termination.

     13.5 Final Accounting.   Upon termination of this Agreement for
any reason or the withdrawal of any Property, Manager shall deliver to Owner the following with respect to each Property or with respect to the Property withdrawn, as the case may be:

     (a) a final accounting, reflecting the balance of income and expenses on each such Property as of the date of termination or withdrawal to be delivered within thirty (30) days after such termination or withdrawal.

     (b) Any balance or monies of Owner or tenant security deposits, or both, held by Manager with respect to each such Property to be delivered immediately upon such termination or withdrawal.

     (c) All records, contracts, leases, receipts for deposits, unpaid bills and other papers or documents which pertain to each such Property to be delivered immediately upon such termination or withdrawal. Upon such termination or withdrawal Owner will assume authorized unpaid bills.



                  ARTICLE 14.  SUBSIDIARIES AND AFFILIATES

     14.1 On Schedule E Manager has set forth all of its subsidiary corporations, if any, and all persons corporations or other entities, if any, controlling Manager and all persons, corporations or other entities, if any, owned or controlled by such persons, corporations or other persons, if any, which control Manager. During the continuance of this Agreement, Manager shall promptly notify Owner of any changes or additions to the information required to be set forth on Schedule
E. Any contract or lease of any kind whatsoever between Manager and any persons, corporation or other entity listed or to be listed on Schedule E shall be subject to the prior written approval of Owner, and at Owner's sole discretion approval may be withheld.


ARTICLE 15.  NOTICES.


     Notices.   All notices, demands, consents and reports provided
for in this Agreement shall be in writing and shall be given to the Owner or Manager at the address set forth below or at such other address as they individually may specify thereafter in writing:

     OWNER:         Prudential Realty-PRT
                    Attention General Manager-P.B.C.
                    3 Gateway Center, 13th Floor
                    Newark, New Jersey   07102-4082

     MANAGER:       PREMISYS Real Estate Services, Inc.
                    2500 CityWest Blvd., Suite 1300
                    Houston, Texas   77042

     Such notice or other communication may be mailed by United States registered or certified mail, return receipt requested, postage prepaid and may be deposited in a United States Post Office or a depository for the receipt of mail regularly maintained by the post office. Such notices, demands, consents and reports may also be delivered by hand, or by any other method or means permitted by law. For purposes of this Agreement notices will be deemed to have been "given" upon personal delivery thereof or 48 hours after having been deposited in the United States mails as provided above.


                     ARTICLE 16.  NON-ASSIGNABLE, ETC.


     16.1 No Assignment. This Agreement and all rights hereunder, shall not be assignable by either party hereto (except as may be required by a surety company in a matter of subrogation).

     16.2 Consent and Approvals.   Owner's consents or approvals may
be given only by representatives of Owner from time to time designated in writing by Owner's Regional Vice President located at the address provided in or pursuant to Article 15.1. All such consents or approvals shall also be in writing.

     16.3 Pronouns.   The pronouns used in this Agreement referring to
the Manager shall be understood and construed to apply whether the Manager be an individual, partnership, corporation or an individual or individuals doing business under a firm or trade name.

     16.4 Amendments.   Except as otherwise herein provided, any and
all amendments, additions or deletions to this Agreement shall be null and void unless approved by the parties in writing. If, however, the only change made is in the Manger's commission or fee, the new commission or fee shall become effective upon written notice thereof by Owner to the Manager. Upon receipt of such notice by the Manager, Schedule A shall be deemed to have been amended to conform. A change in the Leasing Guidelines set forth in Schedule C may similarly be made by Owner. A change in Schedule E may similarly be made by Manager.

     16.5 Headings.   All headings herein are inserted only for
convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

     16.6 Representations.   Manager represents and warrants that it
is fully qualified and licensed, to the extent required by law, to manage real estate and perform all obligations assumed by Manager hereunder. Manager agrees to comply with all such laws now or hereafter in effect.

     16.7 Indemnification by Manager.   Manager shall indemnify,
defend and hold Owner harmless from any and all claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs and expenses, including attorney's fees and court costs, (except to the extent covered by insurance carried by Owner pursuant to
Article 4.1) sustained or incurred by or asserted against Owner, by reason of or arising out of Manager's breach of the duties and obligations required by this Agreement to be performed by it.

     16.8 Complete Agreement. This Agreement and Schedules A, C, D and E, attached hereto and made a part hereof, supersedes and takes the place of any and all previous management agreements entered into between the parties hereto relating to the Properties covered by this Agreement.

     16.9 Shareholder Responsibility.   Neither the Shareholders nor
the Trustees nor officers, employees or agents of the Trust shall be liable hereunder and Manager shall look solely to the Trust Estate for the payment of any amounts due hereunder or for the performance of any term hereunder.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement the date and year first above written.

                              PRUDENTIAL REALTY-PRT
                         BY:  THE PRUDENTIAL PROPERTY COMPANY



ATTEST:                  BY:     /s/ John Gregorits
                                     John Gregorits,
 /s/ Richard E. Pigott   ITS  General Manager
Richard E. Pigott


                         PREMISYS REAL ESTATE SERVICES, INC.



WITNESS:                 BY:   /s/ Joe M. Hudec
                                   Joe M. Hudec
 /s/ Michael G. Mire     ITS  President/CEO
Michael G. Mire

STATE OF NEW JERSEY}
                      }SS.:
COUNTY OF ESSEX       }

     BE IT REMEMBERED that on this 10th day of January , 1991, before me, the subscriber, a Notary Public of the State of New Jersey, personally appeared John S. Gregorits, General Manager of PRUDENTIAL REALTY-PRT, who, I am satisfied, is the person who has signed the within Instrument; and I having first made known to him the contents thereof, he thereupon acknowledged that he signed and delivered the said instrument as such officer aforesaid, that the within Instrument is the voluntary act and deed of said Trust made by virtue of authority contained in the Declaration of Trust dated June 9, 1985.


                                            /s/Teresa E. Miller
                                                TERESA E. MILLER

                                 A NOTARY PUBLIC OF NEW JERSEY
                                 My Commission Expired March 12, 1995

























                         PRUDENTIAL BUSINESS CAMPUS

                            MAPLE PLAZA I AND II

                                 SCHEDULE A

                              MANAGEMENT FEES



Property  Identification                                    Annual Fee
And/Or    (Street Address)    Type of   Legal   Monthly Fee    1991 &
Loan No.  City                Building  Status    1990          Beyond

RT01-01   4 Campus Drive      Office    GA        2% of     $1500/mo vs
          Maple Plaza I                        collections  formula below
          Parsippany, NJ                                    whichever is
                                                            greater

RT01-02   6 Campus Drive      Office    GA        2% of     $1500/mo vs
          Maple Plaza II                       collections  formula below
          Parsippany, NJ                                    whichever is
                                                            greater


Management Fee Formula

First  $ 3,000,000 of collections  *         2%
Next     1,000,000 of collections            1 1/2%
Over     4,000,000 of collections            1 1/4%


* Collections as defined here is the total revenue collections of 4 & 6 Campus Drive. Fee is calculated per above formula then allocated to buildings on a pro-rate.











                     SCHEDULE C

                 MONTHLY REPORT FORM



1.        BALANCE SHEET

2. STATEMENT OF OPERATION (including budget to actual comparison with variance explanation).

3.        ACCTS. RECEIVABLE AGING

4. ACCTS. PAYABLE - Detail listing that agrees with general ledger trial balance.

5.        RENT ROLL SUMMARY

6.        GENERAL LEDGER

7.        SECURITY DEPOSITS

8.        CASH MANAGEMENT REPORTS

            (a) Monthly Collections/Delinquencies (Monthly)
            (b) Recovery of Fixed and Operating Expenses   (Collections)
                (Quarterly)
            (c) Tenant Audit Program (retail properties only)  (Yearly)

9.        BANK STATEMENTS AND RECONCILIATIONS FOR ALL PROPERTY BANK
            ACCOUNTS.

10.  COPIES OF ALL INVOICES FOR CAPITAL EXPENDITURES.

                            SCHEDULE D

                       REIMBURSABLE EMPLOYEES
                    PRUDENTIAL  BUSINESS CAMPUS

Effective Date   01-01-91

PROPERTY NAME           PROPERTY NO.          LOCATION (CITY, STATE)


1) 7 Campus Drive       REC 528.2             Parsippany, New Jersey

2) 8 Campus Drive       REC 528.5             Parsippany, New Jersey

3) 9 Campus Drive       REC 528.3             Parsippany, New Jersey

4) 7 Sylvan Way         REC 528.4             Parsippany, New Jersey

5) Two Hilton Court     REC 528.6             Parsippany, New Jersey

6) 4 Campus Drive       RT01-01               Parsippany, New Jersey

7) 6 Campus Drive       RT01-02               Parsippany, New Jersey

8) P.B.C. Association   REC 528.10            Parsippany, New Jersey



                                         ALLOCATION BETWEEN PROPERITES
                                                 AS A PERCENTAGE

                            No.
                            With    Salary      1     2    3    4    5

1)Sr. Prop. Manager          1  80,000-90,000  5.0  15.6 15.7 15.6 15.7
2)Asst. Prop. Manager        1  28,000-38,000  5.0  15.6 15.7 15.6 15.7
3)Chief Engineer             1  48,000-60,000    -  23.5 17.0 16.0 16.8
4)Admin. Assistant           1  22,000-27,000    -  16.6 16.7 16.6 16.7
5)Maint. Engineer            3  28,000-37,000    -  23.5 17.0 16.0 16.8
6)Maint. Mechanic            2  21,000-25,000    -  23.5 17.0 16.0 16.8
7)Secretary/Recp.            1  19,000-25,000    -  16.6 16.7 16.6 16.7
8)Maint. Helper              1  17,000-21,000    -  23.5 17.0 16.0 16.8

                            No.
                            With    Salary      6     7    8    Bonded

1)Sr. Prop. Manager          1  80,000-90,000  15.7 15.7  1.0      Yes
2)Asst. Prop. Manager        1  28,000-38,000  15.7 15.7  1.0      Yes
3)Chief Engineer             1  48,000-60,000  10.7 16.0   -       No
4)Admin. Assistant           1  22,000-27,000  16.7 16.7   -       Yes
5)Maint. Engineer            3  28,000-37,000  10.7 16.0   -       No
6)Maint. Mechanic            2  21,000-25,000  10.7 16.0   -       No
7)Secretary/Recp.            1  19,000-25,000  16.7 16.7   -       Yes
8)Maint. Helper              1  17,000-21,000  10.7 16.0   -       No

100% Prudential /PruBeta-3 Reimbursable Employees As A Payroll Accommodations

                                           1 2   3 4   5  6 7  8  Bonded
1)Marketing Director  1   82,000-95,000    - -   - -   -  - -  -   NO
2)Const. Sec/Recep.   1   20,000-25,000    - -   - -   -  - -  -   NO

1. With OWNER'S prior written approval, Manager may pay, in addition to base salary and outside of Schedule D Range, a "Year End Bonus" to recommended employees. Said bonus shall be awarded based on the employees' performance to defined objectives and the financial performance of the project.

2. On-site employees' salaries do not include PT&I costs and other employee benefits.


  OWNER APPROVAL:                                MANAGER APPROVAL:
  BY:                                                  BY:

   /s/ John S. Gregorits, Vice President
  TITLE:  VICE PRESIDENT                           TITLE: PRESIDENT
  DATE: 1/10/91                                    DATE:    12/14/90



                SCHEDULE E

                SUBSIDIARIES AND AFFILIATES




     None.